CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the use in this Registration Statement on Form SB-2/A of our report dated March 9, 2005 relating to the consolidated financial statements of Speedhaul Holdings, Inc. and subsidiary.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.


WEBB & COMPANY, P.A.
Certified Public Accountants


Boynton Beach, Florida
April 6, 2005